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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported)   October 23, 2001
                                                          ----------------------


                               U.S. Medical Group
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                     Nevada
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

          000-29579                                   88-0320389
    ------------------------            ------------------------------------
    (Commission File Number)            (I.R.S. Employer Identification No.)

              1405 S. Orange Avenue, Suite 600, Orlando, FL 32806
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    (Address of Principal Executive Offices)               (Zip Code)

                                  407-849-2288
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



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NOVEMBER 5, 2001

U.S. MEDICAL GROUP
(OTCBB:USMG)


FORM 8-K
                              ITEM 5. OTHER EVENTS.

RECEIPT OF ACQUISITION PROPOSAL

On October 23, 2001, U.S. Medical Group, Inc. (the "Company") announced the receipt of an offer from Thomas F. Winters, the Company's Chairman of the Board and Chief Executive Officer, Richard Langley, a director and the Company's President, and Sandra Thompson, a director and the Company's Treasurer and Secretary, to acquire the Company.
On October 23, 2001, the Company issued a press release disclosing the receipt of the acquisition proposal. A copy of the press release is attached hereto as an exhibit.

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U.S. MEDICAL GROUP, INC. ANNOUNCES RECEIPT OF ACQUISITION PROPOSAL

ORLANDO, Fla.--(BUSINESS WIRE)--Oct. 23, 2001--U.S. Medical Group, Inc. (OTCBB:USMG - news), announced today that the Company has received an offer from Thomas F. Winters, the Company's Chairman of the Board and Chief Executive Officer, Richard Langley, a director and the Company's President, and Sandra Thompson, a director and the Company's Treasurer and Secretary, to acquire the Company.

Messrs. Winter and Langley, and Ms. Thompson, have informed the Company that certain other shareholders, who are identified in the Company's most recent proxy statement under the caption "Stock Ownership of Certain Beneficial Owners and Management," are expected to join in the acquisition of the remaining shares of the Company. Such persons control approximately 76% of the Company's outstanding shares and have proposed to purchase all the remaining shares of the Company for a cash price of $0.30 per share.

The Company has not responded to the proposal. It is currently seeking to appoint a qualified person to the Board of Directors who is not otherwise affiliated with the Company or with any person who is involved with the acquisition proposal. The independent board member will be responsible for reviewing and evaluating the acquisition proposal. The independent board member is expected to engage the services of an investment-banking firm with no prior working relationship with the Company or any person involved with the acquisition proposal to assist in analyzing the proposed transaction.

Consummation of the proposed transaction is subject to various conditions, including (1) negotiation and execution of definitive agreements, (2) obtaining of financing by the acquirors sufficient to consummate the proposed transaction,
(3) approval by the shareholders and Board of Directors, (4) there being no legal or judicial restraints or prohibitions preventing completion of the proposed transaction, increasing the proposed consideration or imposing material damages, (5) the holders of not more than 5% of the outstanding shares having properly demanded dissenters' rights of appraisal, and (6) the holders of a majority of the company's stock options approving certain amendments to the company's stock option plan.

This press release contains forward-looking statements of the Company within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding a possible transaction by the Company. Consummation of any transaction would be subject to the conditions described above as well as other market conditions outside the Company's or acquiror's control. Actual events may differ materially from the statements included in this release. There can be no assurance that a definitive acquisition agreement will be executed and delivered, that acceptable financing will be arranged, or that the proposed transaction will be consummated. This press release does not constitute an offer of any securities for sale.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  U.S. Medical Group, Inc.
                                  -------------------------------
                                  (Registrant)

Dated: November 8, 2001           By:     /s/ Charles Baumann
                                  Name:   Charles Baumann
                                  Title:  CFO